UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2009

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 8.01	Other Events.

As previously disclosed, on October 10, 2008 Alesco Financial Inc. (the “Company”) received written notice from the New York Stock Exchange, Inc. (the “NYSE”) that the Company was not in compliance with the NYSE’s continued listing standard under Section 802.01C of the NYSE Listed Company Manual. The standard requires the average closing price of any listed security not to fall below $1.00 per share for any consecutive 30 trading-day period. The Company notified the NYSE of the Company’s intent to cure the deficiency by effectuating a 1-for-10 reverse stock split of its outstanding shares of common stock. The Company had six months from the date of the NYSE’s notice to bring its share price and average share price back above $1.00. The NYSE subsequently announced several temporary reprieves from the NYSE’s minimum share price requirement for all NYSE-listed companies. After giving effect to those reprieves, the Company’s six-month cure period was due to expire on September 13, 2009.

On September 4, 2009, the NYSE notified the Company that the NYSE would further extend the cure period until the Company’s next annual meeting of stockholders, which is expected to take place later in 2009. In addition to its regular annual meeting business, the Company expects that its proposed merger with Cohen Brothers, LLC will be submitted to stockholders for their consideration at the meeting. The Company expects to effectuate the reverse stock split in conjunction with the merger. If the merger is terminated and then Company does not promptly effectuate the reverse stock split, then the Company could be subject to suspension and delisting procedures by the NYSE. Even if the merger is consummated, there can be no assurance that the Company will be able to maintain compliance with the NYSE’s listing standards or the listing standards of any other exchange on which the Company’s common stock may be listed.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) by the Company that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

IMPORTANT INFORMATION AND WHERE TO FIND IT

The Company filed with the SEC on August 20, 2009 an amended registration statement on Form S-4, containing a proxy statement/prospectus in connection with the proposed merger with Cohen Brothers, LLC, which was announced on February 20, 2009. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is set forth in the Company’s annual report on Form 10-K/A filed with the SEC on April 30, 2009. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY, COHEN BROTHERS, LLC AND THE PROPOSED MERGER BETWEEN THE TWO COMPANIES. A definitive proxy statement will be mailed to the Company’s stockholders. In addition, the Company’s stockholders will be able to obtain the proxy statement/prospectus and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s website www.sec.gov or from Alesco Financial Inc., Attn: Investor Relations, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: September 9, 2009	By:	/s/ John J. Longino
John J. Longino Chief Financial Officer and Treasurer